UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 7, 2006
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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On March 7, 2006, the registrant’s Board of Directors amended the Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan to increase the number of shares that may be issued under the plan from 100,000 to 200,000 and to increase the fair market value of the restricted shares granted to each of the registrant’s non-employee directors immediately following each annual meeting of stockholders from $30,000 to $75,000. Neither amendment will be effective unless it is approved by the registrant’s stockholders at its 2006 annual meeting.

Also on March 7, 2006, the Nominating & Corporate Governance Committee of the registrant’s Board of Directors approved an increase in certain of the cash fees payable to the registrant’s non-employee directors, as set forth in the table below, effective as of and for the annual period beginning on the date of the registrant’s 2006 annual meeting of stockholders (May 4, 2006).

Type of Fee	Existing Amount	New Amount

Annual fee	$30,000	$40,000

Additional annual fee to chairperson of:
Audit Committee	6,000	15,000
Compensation & Management Development Committee	6,000	15,000
Nominating & Corporate Governance Committee	6,000	6,000

Attendance fee per board meeting	1,500	1,500

Attendance fee per committee meeting:
If held on a day on which a board meeting is not held	1,500	1,500
If held on same day as a board meeting and lasts for a substantial period of time	1,000	1,000
Otherwise	—	—

Participation fee per telephone board or committee meeting	750	750

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: March 9, 2006	By:	/s/ BRIAN L. RICKMERS
Brian L. Rickmers Controller

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